UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

DropCar, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.
1412 Broadway, Suite 2105
New York, New York 10018
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.
Submission of Matters to a Vote of Security Holders.

(a)
On December 12, 2019, DropCar, Inc. (the “Corporation”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, 2,500,095 of the holders of the total shares of the Corporation were present in person or represented by proxy, which represents 61.57% of the total outstanding shares of the Corporation entitled to vote as of the record date of November 6, 2019.

(b)
The following actions were taken in the Annual Meeting:

(1)
The following seven nominees were elected or reelected to serve on the Board until the Corporation’s 2020 annual meeting of stockholders or until their respective successors have been elected and qualified, or until their earlier resignation or removal:

Name of Director Nominees	Votes For	Votes Withheld	Broker Non-Vote
Joshua Silverman	662,657	276,659	1,560,779
Spencer Richardson	662,484	276,832	1,560,779
David Newman	663,682	275,634	1,560,779
Sebastian Giordano	663,860	275,456	1,560,779
Zvi Joseph	662,536	276,780	1,560,779
Solomon Mayer	662,084	277,232	1,560,779
Greg Schiffman	662,323	276,993	1,560,779

(2)
The selection of Friedman LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstain
2,302,457	106,582	91,056

(3)
The compensation of the Corporation’s named executive officers, as disclosed in the Corporation’s proxy statement, was approved by an advisory vote, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
639,240	274,057	26,019	1,560,779

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: December 12, 2019	By:	/s/ Spencer Richardson
		Name:	Spencer Richardson
		Title:	Chief Executive Officer